UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 31, 2012

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On October 31, 2012, Crimson Exploration Inc. issued a press release announcing a strong Woodbine test, restoration of Liberty County well to production and third quarter production results.  A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 2.02 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated October 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: October 31, 2012	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated October 31, 2012

EXHIBIT 99.1

Crimson Exploration Inc. Announces Strong Woodbine Test, Restoration of Liberty County Well to Production and Third Quarter Production Results
Houston, TX – (BUSINESS WIRE) – October 31, 2012 - Crimson Exploration Inc. (NasdaqGM: CXPO) provides an operational update for recent activity.

Highlights Include:

•	Covington-Upchurch #1H produced at a gross 24-hr rate of 6.9 Mmcfepd, through the toe of the well only
•	Catherine Henderson #A-6 has been restored to a restricted gross production rate of 7.2 Mmcfepd
•	Third quarter production of 3.6 Bcfe, or 38,759 Mcfepd, in line with management’s guidance
•	Third quarter crude oil and liquids production exceeds production ratio greater than 50 percent

Woodbine Formation - Grimes County, Texas

In Grimes County, TX, the Covington-Upchurch #1H well (67.8% WI), targeting the Woodbine formation, has been drilled to a total measured depth of 15,228 feet, including a 5,190 foot lateral.  In preparation for completion operations, Crimson perforated only the toe stage of the lateral section which, during a 24-hr period, produced naturally (i.e. without fracture stimulation) at a rate of approximately 6.9 Mmcfepd, or 179 barrels of condensate, 205 barrels of natural gas liquids and 4.6 Mmcf of natural gas.  The well has yet to be fracture stimulated and the above rate represents production from only one of the fifteen (14 + toe) planned perforation stages.  The production rate for the well is anticipated to improve upon conducting fracture stimulation operations along the entire lateral; however, it is not possible to estimate at this time what total production rate will be achieved from the full lateral section.

At present, gas pipeline and liquids extraction infrastructure in the Grimes County area is not sufficient to take the full gas volumes from this well.  It is anticipated that additional capacity will be developed in the area by year-end. Full fracture stimulation operations on this well are currently ongoing and are expected to be complete in mid-late November with a full wellbore flow test to follow.

In Madison County, TX, the previously reported Payne #1H well (92.1% WI), which was completed in the Woodbine formation and placed online on July 21, 2012, has averaged in its first 100 days approximately 1,014 Boepd and has cumulatively produced approximately 101,430 Boe.  At the time of announcement the well had only ten days of production history.

Allan D. Keel, President and Chief Executive Officer, commented, “Crimson is extremely encouraged by the sustained high production rate in the Payne #1H in our Force Area of  Madison County and the initial flowback in the Covington-Upchurch #1H from only a single non-stimulated stage of the lateral, indicating a strong economic well. The Covington-Upchurch well is valuable in de-risking our Iola-Grimes acreage position in Grimes County, TX where we have approximately 7,650 net acres. As previously disclosed, we expect delivery, in early December, of the rig we will use for a continuous drilling program in Madison and Grimes counties during 2013.”

Liberty County, Texas

In Liberty County, TX, the Catherine Henderson #A-6 well (60.8% WI) was successfully sidetracked and brought back on line at a restricted gross initial production rate of 7.2 Mmcfepd, or 262 barrels of oil condensate, 307 barrels of natural gas liquids and 3.8 Mmcf of natural gas, on a 16/64th choke with 3,298 psi of flowing tubing pressure.

As previously disclosed, the original well was lost due to mechanical problems in January 2012 and was a significant contributor to Crimson’s conventional production base.  Production has now been restored to near pre-workover levels as the well continues to clean up. Bottom hole pressure measurements confirm that the well has significant proved reserves remaining.

Third Quarter Production Results

Production for the third quarter of 2012 was approximately 3.6 Bcfe, or 38,759 Mcfe per day, achieving the mid-point of our stated production guidance range of 37,000 – 40,000 Mcfe per day. Crude oil and natural gas liquids production ratio was 50.4% for the third quarter, up from 46% in the second quarter of 2012, and up from 29% in the prior year quarter. This marks the first quarter Crimson’s crude oil and natural gas liquids production has exceeded a ratio greater than 50 percent.  Since 2011, Crimson has achieved its stated goal of a balanced production profile by targeting its extensive liquids-rich inventory of projects in the East Texas Woodbine formation and the South Texas Eagle Ford Shale. That ratio should continue to increase due to Crimson’s liquids focused drilling program planned for 2013.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States.  The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, including approximately 18,500 net acres in Madison and Grimes counties in Southeast Texas, approximately 8,200 net acres in the Eagle Ford Shale in South Texas, approximately 11,000 net acres in the Denver Julesburg Basin of Colorado, and approximately 5,700 net acres in the Haynesville Shale, Mid-Bossier, and James Lime plays in San Augustine and Sabine counties in East Texas.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”) and applicable securities laws. Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue, cash flow operating results, leverage, drilling rigs operating, drilling locations, funding, derivative transactions, pricing, operating costs and capital spending, tax rates, and descriptions of our development plans are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, the proximity to and capacity of transportation facilities, the timing of planned capital expenditures, uncertainties in estimating reserves and forecasting production results, operating and drilling risks, regulatory changes and the potential lack of capital resources. All forward-looking statements are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2011, and subsequent filings for a further discussion of these risks. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact:
Crimson Exploration Inc.
E. Joseph Grady, 713-236-7400
Senior Vice President and Chief Financial Officer
or
Josh Wannarka, 713-236-7400
Manager of Investor Relations and FP&A